Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-109315) of SLM Corporation of our report dated June 24, 2008 relating to the financial statements of the Sallie Mae 401(k) Savings Plan, which appears in this Form 11-K.
/s/ PricewaterhouseCoopers LLP
McLean, VA
June 25, 2009

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